                                                  Issuer Free Writing Prospectus
                                                      Filed pursuant to Rule 433
                                           Registration Statement No. 333-162195
                                                            Dated: July 13, 2011

Liquid Alpha USD 5 Index

Seeks to achieve stable absolute returns

June 30, 2011

Liquid Alpha
Overview

- Liquid Alpha is a multi asset medium-long term investment strategy which gives access to a diversified pool of alpha-generating strategies thanks to a dynamic allocation tool (Optimised Asset Allocation or "OAA")[1]
- Alpha is the ability to extract absolute returns through a strategy which has zero (or near-zero) net market exposure and tends to have very low correlation to the markets. No exposure to credit as an asset class
- Alpha is provided by four Deutsche Bank proprietary indices, all of which are liquid and uncorrelated
- Volatility Targeting seeks stability to returns over time
- Risk Control is achieved through a stop-loss mechanism (additional portfolio allocation) which is triggered if the returns are below a pre-determined level of minus 4%

$$\text{If,}\left(\frac{\text{Index}(T_i)}{\text{Index}(T_i - 60\text{ Business Days})} - 1\right) < -4\%, \text{ for } i = 1,2,3$$

Day	Level (T_i)	Level (T_i-60 Business Days)	60 Day Returns	Returns Less Than (-4%)
T_0	89.59	94.08	-4.77%	TRUE
T_1	90.70	94.60	-4.12%	TRUE
T_2	90.91	95.10	-4.41%	TRUE

- Alpha Styles: economic fundamental relative value, commodity carry, currency carry, interest rate curve monetization

[1] Harry Markowitz developed the Mean Variance Optimizer and won the Nobel Prize in Economics 1990.

page 1

Deutsche Bank

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Extracting the Excess Return of the Market
The Liquid Alpha Index

[]   DB has created a unique index with the following features:

     --   Historically low correlation to traditional asset classes

     --   Low volatility

     --   Managed risk

     --   Daily liquidity

     --   Transparency (returns, fees, the model)

     --   Cost effective alternative to fund of hedge funds

[]   Liquid Alpha is a combination of DB proprietary alpha indices from four different asset classes, plus cash

[]   The index basket is optimized and volatility targeted

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                                     page 2

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Liquid Alpha Index Methodology
Multi-Asset Index Dynamic Allocation

The Underlying Assets 1

The exposure to each alpha-generating strategy is achieved through the use of
Deutsche Bank Indices which are uncorrelated, tradable and have easy investment access.

-    Equities: (S and P X-Alpha Index) seeks to generate non-directional returns by exploiting the relative performance of value and growth indices in comparison to their respective regional equity benchmark indices in four regions: USA, Europe, Japan and UK

-    Commodities: (DB Commodity Harvest Index) long optimal yield commodity index vs. short commodity benchmark

-    Currencies: (DB Balanced Currency Harvest (USD- Funded) Index) borrows money in low interest rate currencies and lends in high interest rate currencies

-    Rates[2]: (DB SMART Index) seeks to extract alpha from the difference between short-term and long- term interest rates

-    Cash: (DB Fed Funds Index) overnight Fed Funds rate

Dynamic Portfolio Allocation

The OAA determines the portfolio allocation which maximizes returns for a given level of volatility (along the efficient frontier), subject to predefined exposure constraints:

-    Inputs: Previous 60 business days correlation, volatility and returns for each alpha index are used as inputs

-    Constraints:

              Range
           Exposure
Equity    10% - 50%
Commodity 10% - 50%
FX        10% - 50%
Rates     10% - 50%
Cash       0% - 60%
--------- ---------

-    Volatility: Targeted at 5%

-    Stop-Loss Mechanism: triggers an additional rebalancing

(1) Please see Appendix 1 for a detailed explanation of each of the sub-indices.
[2] There is a five times exposure to rates and a one time exposure to equities, commodities, currencies and cash.

                                     page 3

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Exploit the Market Strength of each Asset Class
Liquid Alpha: Low Correlation

[]   The different alpha sources: low correlation assets

     --   The sub-indices' low correlation and low volatility profile makes them very suitable assets for dynamic asset allocation tools

Correlation Matrix of Basket Constituents and Benchmarks

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Source: Deutsche Bank and Bloomberg Finance L.P.

Period: Correlation of daily returns between Jan 1999 -- June 2011 for all indices except for HFRX Index (Apr 2003 -- June 2011).

Note: Indices 1 to 5 are Liquid Alpha constituents, 6 to 8 are Benchmarks.

                                     page 4

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Optimised Asset Allocator ("OAA")

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                                                               [GRAPHIC OMITTED]

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Optimised Asset Allocation Model
A Risk-adjusted Return Optimisation Tool

Input

[]   Volatility Target: 5%
[]   Underlying Universe:
     Equity
     Commodity
     FX
     Rates
     Cash
[]   60 days returns of each index
[]   60 days volatility of each index
[]   60 days correlation between the indices

Optimised Asset Allocator
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          Constraints
Equity    -               10%-50%
Commodity -               10%-50%
FX        -               10%-50%
Rates     -               10%-50%
Cash      -                0%-60%

    Liquid Alpha USD 5
------------------------------
  [] Optimised Portfolio(1):
   Equity           -   30.00%
   Commodity        -   12.50%
   FX               -   10.00%
   Rates            -   37.50%
   Cash             -   10.00%
(1) This is a hypothetical portfolio and
does not represent an actual
allocation.

                                     page 6

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The Optimisation Methodolgy
Optimised Asset Allocation

Alpha strategies      Allocation between   Returns on 60           Risk targeting
with different styles different alphas and business days           Optimised portfolio
on different          different asset      Volatility on 60        allocation
asset classes         classes              business days
                      Quarterly            Correlation between
                      reallocation based
                      on constraints and   indices
                      on new risk-return   Risk Monitoring: return
                      parameters           trigger

                        Risk Profiles
Strategic  Tactical                       Optimised
Asset      Asset                          Asset
Allocation Allocation   Historical Data   Allocation
                        Input

(1) The OAA is based upon Markowitz's Modern Portfolio Theory, also known as the theory of diversification; Markowitz won the 1990 Nobel Prize in Economics.
Markowitz's "efficient frontier" refers to a series of optimal portfolio allocations that will maximize return for a given level of risk.

                                     page 7

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Get systematically a Risk-optimised Return

OAA Investment Methodology: The Modern Portfolio Theory

[]   The OAA approach identifies the portfolio allocations which maximise target returns for a given level of risk (efficient frontier) , subject to any pre-defined constraints

[]   In general, a dynamical allocation process allows the selection of the most efficient portfolio in the given market conditions in order to:

     --   Minimise the risk for a specified expected return, or

     --   Maximise the expected return for a specified risk (used in Liquid
          Alpha), or

     --   Minimise the risk and maximise the expected return using a specified risk aversion factor

[]   Continuous monitoring of the portfolio in order to ensure appropriate risk to achieve stable return over the investment horizon:

     --   Risk Targeting: regular quarterly rebalancing maintain the portfolio risk in line with its risk target

     --   Controlling extreme events: if a strong deviation below the return trigger level (stop loss) happens, the portfolio is automatically rebalanced toward assets with a better risk-return profile page 8

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Extracting the Excess Return of the Market
Key Features

[]   Multi-asset alpha: Combination of 4 different asset alphas plus cash offers diversification

[]   Dynamic Asset Allocation: Based on Markowitz's portfolio theory, the
     Optimized Asset Allocator (OAA) model aims for the optimal asset allocation along the efficient frontier (1)

[]   Historically low correlation to traditional asset classes: Alpha has historically been independent from the asset class underlying each investment strategy

[]   Historically low correlation to each other: Each of the four Alpha Index strategies has historically had little or no correlation to the other three

[]   No Beta exposure: Zero net exposure to equities, bonds, commodities or currencies

[]   Low volatility: Seeks to add stability to returns over time[] Managed risk:
     Stop-loss mechanism is triggered if returns fall below a specified minimum

[]   Transparency: The individual Alpha Indices and their weightings in the
     Liquid Alpha Index are published daily on Bloomberg and Reuters

[]   Cost effective: As an alternative to a fund of hedge funds, Liquid Alpha seeks to provide a similar return without performance fees or liquidity constraints (2)

[]   Diverse Strategies: fundamental equity relative value, commodity carry, currency carry, yield curve slope monetization (see Appendix 1 for further detail on each strategy)

(1) The OAA is based upon Markowitz's Modern Portfolio Theory, also known as the theory of diversification; Markowitz won the 1990 Nobel Prize in Economics.
Markowitz's "efficient frontier" refers to a series of optimal portfolio allocations that will maximize return for a given level of risk.

(2) There are, however, costs associated with the individual Alpha Indices that are charged to the Liquid Alpha Index. Although the index level is published daily, this index is not freely tradable and direct investment in the Liquid
Alpha 5 Index is not available.

                                     Page 9

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Liquid Alpha USD 5 Index

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                                                               [GRAPHIC OMITTED]

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Liquid Alpha USD 5: The Parameters

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[]   Bloomberg Ticker:

Total Return: DBLAUT5J

     --   Excess Return: DBLAUE5J

[]   The Assets:

     --   S and P X-Alpha (Equity): equity fundamental relative value

     --   DB Commodity Harvest (Commodity): commodity optimal yield carry

     --   DB Balanced Currency Harvest (USD-Funded) (Currencies): currency carry

     --   DB SMART (Rates): yield curve slope monetization (leveraged 5x)

     --   DB Fed Funds (Cash): riskless asset[] The Allocations:

             Range
           Exposure
Equity    10%- 50%
Commodity 10%- 50%
FX        10%- 50%
Rates     10%- 50%
Cash       0% - 60%
--------- ---------

[]   The Risk parameters:

     --   Target Volatility: 5%

     --   Return Trigger: 4% 60-business day loss over any 3 consecutive days

     --   Rebalancing frequency: quarterly (or sooner if stop-loss is triggered)

                                    page 11

BBG:
DBLAUT5J

Liquid Alpha USD 5 Total Return
Performance Analysis

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Index Returns                      Historical Volatility (12 Months)
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Performance Analysis
------------------------ -------------- ------------ ------------------
Performance Analysis     Liquid Alpha 5 iBoxx USD    HFRX Global Hedge
(Jan 99 through June 11)    USD TR       Treasury        Fund Index
------------------------ -------------- ------------ ------------------
Annualised Returns               9.0%          5.3%               2.1%
------------------------ -------------- ------------ ------------------
Volatility                       4.2%          4.9%               4.1%
------------------------ -------------- ------------ ------------------
Sharpe Ratio (2.85%)            1.46          0.51               -0.17
------------------------ -------------- ------------ ------------------
Maximum Drawdown               -11.2%         -7.4%             -26.3%
------------------------ -------------- ------------ ------------------
Start Date                     Aug-08        Dec-08             Jul-07
------------------------ -------------- ------------ ------------------
End Date                       Oct-08        Jun-09             Dec-08
------------------------ -------------- ------------ ------------------
Max Monthly Consec. Loss       -10.0%        -4.78%             -23.1%
------------------------ -------------- ------------ ------------------
Start Date                     Aug-08        Jun-03             Jun-08
------------------------ -------------- ------------ ------------------
End Date                       Nov-08        Aug-03             Jan-09
------------------------ -------------- ------------ ------------------
Max/Min Returns
------------------------ -------------- ------------ ------------------
Rolling 12 Months         21.0%/-9.2%    15.9%/-5.0%      16.4%/-23.3%
------------------------ -------------- ------------ ------------------
Rolling 3 Months          8.7%/-10.4%     9.9%/-5.1%       7.1%/-18.6%
------------------------ -------------- ------------ ------------------
Average Monthly Return           0.8%           0.5%              0.2%
------------------------ -------------- ------------ ------------------
% Months with Gains             81.9%          67.4%             62.6%
------------------------ -------------- ------------ ------------------
Correlation                                    -0.09              0.47
------------------------ -------------- ------------ ------------------

Annual Returns
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*Source: Deutsche Bank, 2011, Bloomberg Finance L.P. Liquid Alpha has been retrospectively calculated and did not exist prior to April 23, 2008.
Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the Deutsche Bank Liquid Alpha Index would have been lower than the Index as a result of fees and/or costs.

                                    page 12

                                                               [GRAPHIC OMITTED]

BBG:
DBLAUT5J

Liquid Alpha USD 5 Total Return
Performance Analysis

Monthly Returns Analysis
--------------------------- ----- ----- ----- ----- ----- ----- ----- -----
    2000  2001  2002  2003  2004  2005  2006  2007  2008  2009  2010  2011
--- ----- ----- ----- ----- ----- ----- ----- ----- ----- ----- ----- -----
Jan  1.7% 2.9%  1.1%  1.4%  0.9%  1.2%  1.6%  1.2%  0.2%  1.4%  0.1% -0.3%
--- ----- ----- ----- ----- ----- ----- ----- ----- ----- ----- ----- -----
Feb  1.8%-0.2%  0.5%  0.7%  2.3%  2.7%  0.9%  0.9%  0.2%  1.1%  0.0%  0.0%
--- ----- ----- ----- ----- ----- ----- ----- ----- ----- ----- ----- -----
Mar  0.0% 2.0%  1.8% -0.3%  0.5%  0.5%  0.7%  1.6%  0.1%  0.7%  0.2%  1.3%
--- ----- ----- ----- ----- ----- ----- ----- ----- ----- ----- ----- -----
Apr  1.1% 0.4%  2.6%  5.1% -1.0%  0.7%  0.0%  1.8%  0.1%  1.9%  1.2%  0.2%
--- ----- ----- ----- ----- ----- ----- ----- ----- ----- ----- ----- -----
May  2.3% 0.6%  0.6%  0.5%  0.2%  2.3% -0.1%  1.8%  0.9%  2.2% -1.4% -1.3%
--- ----- ----- ----- ----- ----- ----- ----- ----- ----- ----- ----- -----
Jun -0.6% 0.8%  0.1%  2.8%  2.1%  2.6%  1.6%  0.7% -0.2%  0.4% -1.3%  0.0%
--- ----- ----- ----- ----- ----- ----- ----- ----- ----- ----- ----- -----
Jul  1.9% 0.0%  0.3%  0.3%  0.6%  0.6%  0.8% -0.5%  1.0%  0.6%  0.2%
--- ----- ----- ----- ----- ----- ----- ----- ----- ----- ----- ----- -----
Aug  0.8% 0.5%  0.4%  1.3%  1.3% -0.5%  1.8% -2.1% -0.7%  0.2%  0.1%
--- ----- ----- ----- ----- ----- ----- ----- ----- ----- ----- ----- -----
Sep  1.1% 1.3%  0.0%  1.1%  0.8%  2.8%  1.1%  2.2% -3.8%  0.3%  0.5%
--- ----- ----- ----- ----- ----- ----- ----- ----- ----- ----- ----- -----
Oct  2.2% 1.1% -1.0%  1.2%  0.4%  1.6%  0.5%  1.7% -5.8%  0.2%  0.4%
--- ----- ----- ----- ----- ----- ----- ----- ----- ----- ----- ----- -----
Nov  1.2% 1.0%  2.9%  1.4%  2.3%  1.7% -0.2% -0.9%  0.0% -0.7% -0.4%
--- ----- ----- ----- ----- ----- ----- ----- ----- ----- ----- ----- -----
Dec  1.9% 1.3%  2.0%  1.1%  1.4% -0.8%  2.5%  0.4%  0.8%  1.4% -0.3%
--- ----- ----- ----- ----- ----- ----- ----- ----- ----- ----- ----- -----
Ann
Rtn 16.5% 12.3% 12.1% 17.8% 12.6% 16.4% 11.5% 8.8%  -7.2% 10.2% -0.7% -0.1%
---

Allocation Data
-------------------- --------- --------- -----------------
LA 4 TR Constituents    Asset  Bloomberg Range Constraints
-------------------- --------- --------- -----------------
S and P X-Alpha USD TR  Equity   SPXADT      10% - 30%
-------------------- --------- --------- -----------------
 DBLCI-OY USD TR     Commodity DBLCBBTR      10% - 30%
-------------------- --------- --------- -----------------
Currency Harvest USD      FX   DBHVBUSF      10% - 30%
-------------------- --------- --------- -----------------
db SMART 5x USD TR      Rates  DBLASUT5      10% - 30%
-------------------- --------- --------- -----------------
    FEDFUNDS TR         Cash   DBMMFED1       0% - 60%
-------------------- --------- --------- -----------------
LA 4 TR Constituents    Asset    Average  As at 20-Apr-11*
-------------------- --------- --------- -----------------
S and P X-Alpha USD TR  Equity   24.70%        30.00%
-------------------- --------- --------- -----------------
 DBLCI-OY USD TR     Commodity   23.30%         9.89%
-------------------- --------- --------- -----------------
Currency Harvest USD      FX     30.34%        50.00%
-------------------- --------- --------- -----------------
db SMART 5x USD TR      Rates    19.01%        10.00%
-------------------- --------- --------- -----------------
    FEDFUNDS TR         Cash      2.65%         0.11%
-------------------- --------- --------- -----------------

* The number of units for each asset are kept constant however performance can cause percentage weights to change slightly.

Historical Allocation Graph
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*Source: Deutsche Bank, 2011, Bloomberg Finance L.P. Liquid Alpha has been retrospectively calculated and did not exist prior to April 23, 2008.
Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the Deutsche Bank Liquid Alpha Index would have been lower than the Index as a result of fees and/or costs.

                                    page 13

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BBG:
DBLAUT5J

Liquid Alpha 5 USD Total Return Index
Contribution Analysis

[GRAPHIC OMITTED]

*Source: Deutsche Bank, 2011, Bloomberg Finance L.P. Liquid Alpha has been retrospectively calculated and did not exist prior to April 23, 2008.
Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the Deutsche Bank Liquid Alpha Index would have been lower than the Index as a result of fees and/or costs.

                                    page 14

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Liquid Alpha 4% USD: from Total Return to Excess Return

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[]   The Liquid Alpha Total Return (TR) index represents the strategy as the optimised allocation model always needs a cash component.

[]   Liquid Alpha Excess Return (ER) index incorporates the alpha strategy with no funding component.

[]   The excess return (ER) index is calculated as the over-performance of the total return (TR) index over the DB Fed Funds Index: the difference between the performance of the TR index and that of the DB Fed Funds Index over the previous rebalancing date.

Liquid Alpha TR - DB Fed Funds - Liquid Alpha ER

                                    page 15

BBG:
DBLAUE5J

Liquid Alpha USD 5 Excess Return
Performance Analysis

Index Returns                                 Historical Volatility (12 Months)
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Performance Analysis
------------------------ -------------- ------------ ------------------
Performance Analysis     Liquid Alpha 5 iBoxx USD    HFRX Global Hedge
(Jan 99 through June 11)    USD ER       Treasury        Fund Index
------------------------ -------------- ------------ ------------------
Annualised Returns                6.1%          5.3%               2.1%
------------------------ -------------- ------------ ------------------
Volatility                        4.2%          4.9%               4.1%
------------------------ -------------- ------------ ------------------
Sharpe Ratio                      1.43          0.51              -0.17
------------------------ -------------- ------------ ------------------
Maximum Drawdown                -13.4%         -7.4%             -26.3%
------------------------ -------------- ------------ ------------------
Start Date                      Jul-07        Dec-08             Jul-07
------------------------ -------------- ------------ ------------------
End Date                        Oct-08        Jun-09             Dec-08
------------------------ -------------- ------------ ------------------
Max Monthly Consec. Loss        -10.5%        -4.78%             -23.1%
------------------------ -------------- ------------ ------------------
Start Date                      Aug-08        Jun-03             Jun-08
------------------------ -------------- ------------ ------------------
End Date                        Dec-08        Aug-03             Jan-09
------------------------ -------------- ------------ ------------------
Max/Min Returns
------------------------ -------------- ------------ ------------------
Rolling 12 Months        19.8%/-11.7%   15.9%/-5.0%        16.4%/-23.3%
------------------------ -------------- ------------ ------------------
Rolling 3 Months          8.4%/-10.8%    9.9%/-5.1%         7.1%/-18.6%
------------------------ -------------- ------------ ------------------
Average Monthly Return           0.6%          0.5%                0.2%
------------------------ -------------- ------------ ------------------
% Months with Gains             73.9%         67.4%               62.6%
------------------------ -------------- ------------ ------------------
Correlation                                   -0.09                0.47
------------------------ -------------- ------------ ------------------

Annual Returns
[GRAPHIC OMITTED]

*Source: Deutsche Bank, 2011, Bloomberg Finance L.P. Liquid Alpha has been retrospectively calculated and did not exist prior to April 23, 2008.
Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the Deutsche Bank Liquid Alpha Index would have been lower than the Index as a result of fees and/or costs.

                                    page 16

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BBG:
DBLAUE5J

Liquid Alpha USD 5 Excess Return
Performance Analysis

Monthly Returns Analysis
--------------------------- ----- ----- ----- ----- ----- ----- ----- -----
    2000  2001  2002  2003  2004  2005  2006  2007  2008  2009  2010  2011
--- ----- ----- ----- ----- ----- ----- ----- ----- ----- ----- ----- -----
Jan  1.3%  2.4%  1.0%  1.3%  0.8%  1.0%  1.2%  0.7% -0.1% 1.4%    0.1% -0.3%
--- ----- ----- ----- ----- ----- ----- ----- ----- ----- ----- ----- -----
Feb  1.3% -0.7%  0.4%  0.6%  2.2%  2.5%  0.5%  0.5%  0.0% 1.1%    0.0%  0.0%
--- ----- ----- ----- ----- ----- ----- ----- ----- ----- ----- ----- -----
Mar -0.5%  1.6%  1.7% -0.4%  0.4%  0.2%  0.3%  1.1% -0.2% 0.7%    0.1%  1.3%
--- ----- ----- ----- ----- ----- ----- ----- ----- ----- ----- ----- -----
Apr  0.7%  0.0%  2.4%  5.0% -1.1%  0.5% -0.4%  1.3% -0.1% 1.9%    1.2%  0.2%
--- ----- ----- ----- ----- ----- ----- ----- ----- ----- ----- ----- -----
May  1.7%  0.2%  0.5%  0.4%  0.2%  2.1% -0.5%  1.3%  0.7% 2.2%   -1.4% -1.3%
--- ----- ----- ----- ----- ----- ----- ----- ----- ----- ----- ----- -----
Jun -1.2%  0.5%  0.0%  2.8%  2.1%  2.3%  1.2%  0.3% -0.4% 0.4%   -1.3%  0.0%
--- ----- ----- ----- ----- ----- ----- ----- ----- ----- ----- ----- -----
Jul  1.4% -0.3%  0.1%  0.2%  0.5%  0.4%  0.3% -1.0%  0.8% 0.6%    0.2%
--- ----- ----- ----- ----- ----- ----- ----- ----- ----- ----- ----- -----
Aug  0.2%  0.2%  0.3%  1.2%  1.2% -0.9%  1.4% -2.6% -0.9% 0.2%    0.1%
--- ----- ----- ----- ----- ----- ----- ----- ----- ----- ----- ----- -----
Sep  0.6%  1.0% -0.1%  1.1%  0.7%  2.5%  0.6%  1.8% -4.0% 0.3%    0.4%
--- ----- ----- ----- ----- ----- ----- ----- ----- ----- ----- ----- -----
Oct  1.6%  0.9% -1.1%  1.1%  0.3%  1.3%  0.0%  1.2% -6.0% 0.2%    0.4%
--- ----- ----- ----- ----- ----- ----- ----- ----- ----- ----- ----- -----
Nov  0.7%  0.8%  2.8%  1.3%  2.1%  1.3% -0.6% -1.3%  0.0% -0.7%  -0.4%
--- ----- ----- ----- ----- ----- ----- ----- ----- ----- ----- ----- -----
Dec  1.4%  1.1%  1.9%  1.0%  1.2% -1.2%  2.0%  0.1%  0.8%  1.4%  -0.3%
--- ----- ----- ----- ----- ----- ----- ----- ----- ----- ----- ----- -----
Ann
Rtn  9.5%  8.0% 10.3% 16.5% 11.1% 12.8%  6.2%  3.5%  -9.1% 10.0% -0.9% -0.1%
---

 Allocation Data
-------------------- --------- --------- -----------------
LA 4 ER Constituents    Asset  Bloomberg Range Constraints
-------------------- --------- --------- -----------------
S and P X-Alpha USD TR  Equity   SPXADT      10% - 30%
-------------------- --------- --------- -----------------
 DBLCI-OY USD TR     Commodity DBLCBBTR      10% - 30%
-------------------- ------------------- -----------------
Currency Harvest USD      FX   DBHVBUSF      10% - 30%
-------------------- --------- --------- -----------------
db SMART 5x USD TR      Rates  DBLASUT5      10% - 30%
-------------------- --------- --------- -----------------
LA 4 ER Constituents    Asset   Average   As at 20-Apr-11*
-------------------- --------- --------- -----------------
S and P X-Alpha USD TR  Equity   24.70%        30.00%
-------------------- --------- --------- -----------------
 DBLCI-OY USD TR     Commodity   23.30%         9.89%
-------------------- --------- --------- -----------------
Currency Harvest USD      FX     30.34%        50.00%
-------------------- --------- --------- -----------------
db SMART 5x USD TR      Rates    19.01%        10.00%
-------------------- --------- --------- -----------------
* The number of units for each asset are kept constant however performance can cause percentage weights to change slightly.

Historical Allocation Graph
[GRAPHIC OMITTED]

*Source: Deutsche Bank, 2011, Bloomberg Finance L.P. Liquid Alpha has been retrospectively calculated and did not exist prior to April 23, 2008.
Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the Deutsche Bank Liquid Alpha Index would have been lower than the Index as a result of fees and/or costs.

                                    page 17

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Liquid Alpha Strategy
Index Costs Summary

[]   The Liquid Alpha 5 Index has certain costs associated with the individual alpha indices that are charged to the Liquid Alpha 5 Index*

     []   The cost to replicate the strategies underlying the Liquid Alpha 5
          Index ranges between a minimum of 21 bps per annum and a maximum of 63 bps per annum, depending on the allocation between the underlying indices

[]   Individual index costs are based on an annual hedging cost, subtracted on a daily basis, and a bid-ask cost subtracted at each rebalancing

                                                Hedging Cost(1) Bid-Ask Cost(1)
----------------------------------------------- --------------- ---------------
S and P X-Alpha Total Return Index                    0.75%               -
db Commodity Harvest Total Return Index               0.50%            0.20%
db Currency Harvest Balanced Total Return Index           -               -
db SMART Total Return Index                           0.25%               -
Fed Funds Total Return Index                              -               -
----------------------------------------------- --------------- ---------------

*These costs are applicable as of the date hereof and may change according to market conditions.
(1)Indices that do not show Hedging Costs above have their costs allocated within the respective DB Index itself. Bid-Ask costs reflect the costs involved during a rebalancing and are only applicable to the DB Commodity Harvest TR
Index.

                                    page 18

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Liquid Alpha Strategy
Certain Risks

[]   LIQUID ALPHA HAS LIMITED PERFORMANCE HISTORY: Publication of Liquid Alpha
     began on April 23, 2008. Therefore, it has very limited performance history and no actual investment which allowed tracking of the performance of
     Liquid Alpha was possible before that date.

[]   AN INVESTMENT LINKED OR RELATED TO LIQUID ALPHA WILL NOT BE THE SAME AS AN
     INVESTMENT IN THE ALPHA INDICES: The Liquid Alpha closing level on any trading day will depend on the performance of the Alpha Indices. The weighting of each Alpha Index is determined by the Optimized Asset
     Allocator ("OAA"), which seeks to maximize returns for a given level of volatility. You should, therefore, carefully consider the composition and calculation of each Alpha Index.

[]   ALPHA INDICES ARE NOT EQUALLY WEIGHTED IN THE LIQUID ALPHA MODEL AND MAY
     OFFSET EACH OTHER: The Alpha Indices are assigned different weightings in
     Liquid Alpha via the Optimized Asset Allocation Model. The same return generated by two Alpha Indices, whether positive or negative, may have a different effect on the performance of Liquid Alpha. Additionally, positive returns generated by one or more Alpha Index may be moderated or more than offset by smaller positive returns or negative returns generated by the other Alpha Indices.

[]   FOR THE EXCESS RETURN INDEX, THE CLOSING LEVEL IS AFFECTED BY THE
     PERFORMANCE OF THE FED FUNDS INDEX: The calculation of the Excess Return
     Index level is intended to reflect the excess return (if any) of the Total
     Return Index relative to the return of the Fed Funds Index. Although the
     Total Return Index and the Fed Funds Index may perform positively, if the
     Total Return Index does not outperform the Fed Funds Index the Excess
     Return Index level will not increase.

[]   THE ACTUAL EXPERIENCED VOLATILITY OF EACH ALPHA INDEX AND LIQUID ALPHA
     MODEL MAY NOT EQUAL THE TARGET VOLATILITY, WHICH MAY HAVE A NEGATIVE IMPACT
     ON THE PERFORMANCE OF LIQUID ALPHA: The weighting of each Alpha Index in the Liquid Alpha Model is adjusted to target a volatility level of 5%.
     Because this adjustment is based on the volatility of the previous 60 business days, the actual volatility realized on the Alpha Indices and the
     Liquid Alpha Model will not necessarily equal the volatility target.

[]   THE CALCULATION OF LIQUID ALPHA'S CLOSING LEVEL WILL INCLUDE A DEDUCTION OF
     COSTS FROM THE ALPHA INDICES: On each trading day, the calculation of
     Liquid Alpha's closing level will include a deduction of costs from the
     Alpha Indices currently ranging between a minimum of 21 basis points per annum and maximum of 63 basis points per annum, depending on the individual weightings of the Alpha Indices.

                                    page 19

Appendix 1: The Underlying Indices

[GRAPHIC OMITTED]

                                                               [GRAPHIC OMITTED]

BBG:
SPXADT

S and P X-Alpha USD Index

Overview

[]   The S and P X-Alpha USD Total Return Strategy Index uses a rules-based, mathematical model that reflects the relative performance between a basket of eight DB Regional Style equity indices and a basket of four regional equity benchmark indices and also contains a Fed Funds Return Index. The regional focus of the Index is the USA, Eurozone, Japan and the United
     Kingdom. The X-Alpha Model seeks to identify, from a growth perspective, high short-term earnings momentum stocks in global developed markets and, from a value perspective, low price-earnings ratio or high dividend yielding stocks in the same markets.

[]   The X-Alpha Model employs the Deutsche Bank proprietary indices (DB
     Regional Style Indices) that reflect the performance of these categories of stocks, and pairs each with a regional well-known, broad equity index maintained by a third-party sponsor (Benchmark Indices), to make eight
     Index Constituent Pairs.

[]   The return on an Index Constituent Pair is determined based on the daily cumulative return of the relevant DB Regional Style Index compared to that of the relevant Benchmark Index. The X-Alpha Model reflects a weighted return in USD of the Index Constituent Pairs, with the pair weights being determined based upon initial weights assigned to each Index Constituent
     Pair, adjusted based upon their recent observed volatility to target a volatility of 8% per year for the X-Alpha Model's exposure to each Index
     Constituent Pair.

                                    page 21

BBG:
SPXADT

S and P X-Alpha USD Index
Performance Analysis

Index Returns                       Annual Returns
[GRAPHIC OMITTED]                   [GRAPHIC OMITTED]

Performance Analysis
------------------------ ------------------
Performance Analysis
(Jan 99 through June 11) S and P X-Alpha USD TR
------------------------ ------------------
Annualised Returns                 8.4%
------------------------ ------------------
Volatility                         6.3%
------------------------ ------------------
Sharpe Ratio (2.85%)               0.88
------------------------ ------------------
Maximum Drawdown                 -15.1%
------------------------ ------------------
 Start Date                      Jun-07
------------------------ ------------------
 End Date                        Dec-08
------------------------ ------------------
Max Monthly Consec. Loss          -7.3%
------------------------ ------------------
 Start Date                      Jun-08
------------------------ ------------------
 End Date                        Nov-08
------------------------ ------------------
Max/Min Returns
------------------------ ------------------
 Rolling 12 Months         36.1%/-13.5%
------------------------ ------------------
 Rolling 3 Months           12.4%/-7.3%
------------------------ ------------------
Average Monthly Return             0.7%
------------------------ ------------------
% Months with Gains               68.8%
------------------------ ------------------

Source: Deutsche Bank, Standard and Poor's, Bloomberg. All returns are simulated prior to October 2007. Past performance is no guarantee of future results.
Data: 21 January 1999 to 30 June 2011.

Monthly Returns Analysis
------------------------- ----- ----- ----- ----- ----- ----- ----- -----
        2001  2002  2003  2004  2005  2006  2007  2008  2009  2010  2011
------- ----- ----- ----- ----- ----- ----- ----- ----- ----- ----- -----
Jan      3.4%  1.3%  0.2% -0.1%  1.7%  5.6%  0.0%  2.4%  2.0%  2.8%  0.5%
------- ----- ----- ----- ----- ----- ----- ----- ----- ----- ----- -----
Feb      3.0%  0.6% -0.8%  1.6%  4.9% -1.4%  1.8% -1.4%  1.8% -0.8%  0.0%
------- ----- ----- ----- ----- ----- ----- ----- ----- ----- ----- -----
Mar      1.7%  2.7% -1.8%  1.9%  0.3%  3.0%  3.2% -1.3%  1.2% -2.9%  2.2%
------- ----- ----- ----- ----- ----- ----- ----- ----- ----- ----- -----
Apr      0.4%  5.8%  1.5%  0.2% -1.6%  0.9%  0.6%  1.2%  3.2% -0.3%  0.3%
------- ----- ----- ----- ----- ----- ----- ----- ----- ----- ----- -----
May      0.2%  0.5%  4.0%  0.0%  0.1%  0.6%  1.3%  0.5%  2.5%  2.3% -1.0%
------- ----- ----- ----- ----- ----- ----- ----- ----- ----- ----- -----
Jun      0.1%  3.1% -0.9%  2.8%  3.7%  2.0% -0.3% -1.5%  0.6%  1.0% -0.8%
------- ----- ----- ----- ----- ----- ----- ----- ----- ----- ----- -----
Jul      0.5%  0.5%  0.6%  0.5%  1.2%  0.6%  0.1% -2.1% -0.1% -0.7%
------- ----- ----- ----- ----- ----- ----- ----- ----- ----- ----- -----
Aug      2.1%  0.9%  2.0%  0.2%  3.2% -1.9% -1.2% -0.9% -1.2%  1.0%
------- ----- ----- ----- ----- ----- ----- ----- ----- ----- ----- -----
Sep     -1.5%  0.3%  0.8%  3.0%  2.2% -1.1% -0.3% -2.0%  0.5% -0.2%
------- ----- ----- ----- ----- ----- ----- ----- ----- ----- ----- -----
Oct      1.0% -5.0%  1.4%  0.2% -0.6%  1.8%  0.2% -1.1% -0.5%  1.0%
------- ----- ----- ----- ----- ----- ----- ----- ----- ----- ----- -----
Nov     -0.4% -0.8%  0.7%  2.9%  0.1%  1.3% -2.7%  0.0% -0.3%  1.1%
------- ----- ----- ----- ----- ----- ----- ----- ----- ----- ----- -----
Dec      1.1%  2.2% -0.8%  1.0%  0.7%  0.2% -2.1%  0.7% -0.3% -0.1%
------- ----- ----- ----- ----- ----- ----- ----- ----- ----- ----- -----
Ann Rtn 11.7% 12.8%  7.0% 15.0% 16.8% 11.9%  0.3% -5.4%  9.7%  4.1%  1.2%
------- ----- ----- ----- ----- ----- ----- ----- ----- ----- ----- -----

                                    page 22

                                                               [GRAPHIC OMITTED]

[GRAPHIC OMITTED]

S and P X-Alpha USD Index
Certain Risks

                                                               [GRAPHIC OMITTED]

[]   THE INDEX HAS LIMITED PERFORMANCE HISTORY: Publication of the Index began on October 31, 2007. Therefore, the Index has very limited performance history, and no actual investment which allowed a tracking of the performance of the Index was possible before that date.

[]   THE INDEX CONSTITUENT PAIRS ARE NOT EQUALLY WEIGHTED IN THE X-ALPHA MODEL
     AND MAY OFFSET EACH OTHER: The Index Constituent Pairs are assigned different weightings. Positive returns generated by one or more Index
     Constituent Pairs may be moderated or more than offset by smaller positive returns or negative returns generated by the other Index Constituent Pairs, particularly if the Index Constituent Pairs that generate positive returns are assigned relatively low weightings in the X-Alpha Model.

[]   THE RETURNS OF THE INDEX CONSTITUENT PAIRS WILL BE EXPOSED TO FLUCTUATIONS
     IN EXCHANGE RATES: For the purposes of determining the returns of the Index
     Constituent Pairs, the currency in which any DB Regional Style Index or
     Benchmark Index (if such currency is not U. S. dollars) will be converted into U. S. dollars at the relevant spot exchange rate. Any positive or negative return that is generated as a result of the performance of a DB
     Regional Style Index compared to that of a Benchmark Index with which it is paired is exposed to fluctuations in the exchange rate between the U. S.
     dollar and the currency in which such DB Regional Style Index and such
     Benchmark Index are publicly quoted.

[]   THE ACTUAL EXPERIENCED VOLATILITY OF EACH INDEX CONSTITUENT PAIR AND THE
     X-ALPHA MODEL MAY NOT EQUAL TARGET VOLATILITY, WHICH MAY HAVE A NEGATIVE
     IMPACT ON THE PERFORMANCE OF THE INDEX: The weighting of each Index
     Constituent Pair in the X-Alpha Model and the X-Alpha Model are adjusted to target a volatility level of 8%. Because this adjustment is based on recently experienced volatility and is subject to a minimum of 50% and a maximum of 150%, the actual volatility realized on the Index Constituent
     Pairs and the X-Alpha Model will not necessarily equal the volatility target.

[]   THE CALCULATION OF THE INDEX CLOSING LEVEL WILL INCLUDE A DEDUCTION OF A
     BORROW FEE: On each trading day, the calculation of the Index closing level will include a deduction of a borrow fee to defray transaction costs incurred in relation to the Index on such day.

                                    page 23

BBG:
DBCMHLTU

DB Commodity Harvest Index
Overview

[]   The Deutsche Bank Commodity Harvest USD Total Return Index employs a rules-based strategy to generate "carry" by capturing the relative value between the "optimum roll" strategy within the DB commodity index and the
     "fixed roll" strategy within a benchmark commodity index

[]   For each commodity, the index seeks to generate returns, independent from the direction of the commodity's price, through zero-net-exposure long and short positions along the first 13 months of the forward curve

     []   The "long position" is the DB Commodity Booster -- S and P GSCI[]
          Light Energy Index (Commodity Booster Index), which rolls each commodity futures contract according to Deutsche Bank's "Optimal
          Yield" methodology, which seeks to generate the maximum implied yield

     []   The "short position" is the benchmark index, the S and P GSCI[] Light
          Energy Commodity Index, which rolls each commodity futures contract on a pre-defined roll schedule according to the shortest-dated contract

[]   The weights ascribed to each long/short commodity exposure are the weights in the S and P GSCI[tm] Light Energy Index

[]   The long and short positions are rebalanced monthly to achieve a zero net exposure

                                    page 24
                                                               [GRAPHIC OMITTED]

BBG:
DBCMHLTU

DB Commodity Harvest USD TR Index
Performance Analysis

Index Returns                         Annual Returns
[GRAPHIC OMITTED]                     [GRAPHIC OMITTED]

Performance Analysis
------------------------ --------------------
Performance Analysis     DB Commodity Harvest
(Jan 99 through June 11)            TR
------------------------ --------------------
Annualised Returns                  7.5%
------------------------ --------------------
Volatility                          3.6%
------------------------ --------------------
Sharpe Ratio (2.87%)                1.31
------------------------ --------------------
Maximum Drawdown                   -4.9%
------------------------ --------------------
 Start Date                       Jun-07
------------------------ --------------------
 End Date                         Sep-07
------------------------ --------------------
Max Monthly Consec. Loss           -3.8%
------------------------ --------------------
 Start Date                       Oct-00
------------------------ --------------------
 End Date                         Jan-01
------------------------ --------------------
Max/Min Returns
------------------------ --------------------
 Rolling 12 Months           23.2%/-3.4%
------------------------ --------------------
 Rolling 3 Months             8.0%/-4.7%
------------------------ --------------------
Average Monthly Return              0.6%
------------------------ --------------------
% Months with Gains                73.9%
------------------------ --------------------

Monthly Returns Analysis
------------------------------ ----- ----- ---- ----- ----- ----- ----- ----
        2000  2001 2002  2003  2004  2005  2006 2007  2008  2009  2010  2011
------- ----- ---- ----- ----- ----- ----- ---- ----- ----- ----- ----- ----
Jan     0.4%  4.0%  0.8%  0.8%  0.9%  1.0%  2.4% 0.5%  1.7%  1.4%  0.3%  0.9%
------- ----- ---- ----- ----- ----- ----- ---- ----- ----- ----- ----- ----
Feb     0.6%  1.9% -0.2% -3.2%  0.7%  0.3%  2.0% 1.0%  -0.1% 0.4%  0.0%  0.0%
------- ----- ---- ----- ----- ----- ----- ---- ----- ----- ----- ----- ----
Mar     0.2%  1.6% -1.0%  3.4%  1.1%  1.2%  0.5% 1.0%  1.5%  0.3%  0.3%  0.6%
------- ----- ---- ----- ----- ----- ----- ---- ----- ----- ----- ----- ----
Apr     0.9%  0.8%  0.2%  1.4%  0.6%  2.8%  0.8% 1.1%  0.3% -0.2%  0.8%  0.5%
------- ----- ---- ----- ----- ----- ----- ---- ----- ----- ----- ----- ----
May    -0.2%  0.5%  1.2% -0.8%  1.5%  0.6%  0.9% 0.9%  1.0% -0.7%  0.7%  0.5%
------- ----- ---- ----- ----- ----- ----- ---- ----- ----- ----- ----- ----
Jun    -0.3%  1.8%  0.5%  2.0%  2.4%  2.4%  1.3%-0.5%  0.6% -0.6% -1.4%  0.9%
------- ----- ---- ----- ----- ----- ----- ---- ----- ----- ----- ----- ----
Jul     2.1%  0.7% -0.3% -0.4%  0.7%  0.6%  1.3%-1.3%  0.8%  0.9% -1.2%
------- ----- ---- ----- ----- ----- ----- ---- ----- ----- ----- ----- ----
Aug    -1.6%  0.3% -0.2%  0.5%  2.3% -2.1%  3.0%-0.3%  1.0% -0.1%  0.9%
------- ----- ---- ----- ----- ----- ----- ---- ----- ----- ----- ----- ----
Sep     2.6%  2.3% -2.2%  1.6% -0.7%  0.9%  2.1%-1.7%  0.4% -0.2% -0.5%
------- ----- ---- ----- ----- ----- ----- ---- ----- ----- ----- ----- ----
Oct    -0.5%  0.4%  0.6% -0.5%  1.4%  2.0%  0.2% 1.8%  1.5%  0.2% -0.1%
------- ----- ---- ----- ----- ----- ----- ---- ----- ----- ----- ----- ----
Nov    -1.8%  0.4%  0.6%  0.5%  1.9%  2.2%  0.6% 1.5%  1.3%  1.1% -0.1%
------- ----- ---- ----- ----- ----- ----- ---- ----- ----- ----- ----- ----
Dec    -1.6%  0.2% -0.4%  0.3%  1.4%  1.8%  2.0% 0.5%  2.2% -1.1% -0.4%
------- ----- ---- ----- ----- ----- ----- ---- ----- ----- ----- ----- ----
Ann Rtn 0.7% 15.8% -0.4%  5.5% 15.1% 14.4% 18.5% 4.7% 12.8%  1.3% -0.7%  3.5%
------- ---------- ----- ---------------------- ----------- ----- ----- ----

*Source: Deutsche Bank, 2011, Bloomberg Finance L.P. The DB Commodity Harvest
Index has been retrospectively calculated and did not exist prior to December
17, 2007. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DB Commodity Harvest Index would have been lower than the Index as a result of fees and/or costs.

                                    page 25

                                                               [GRAPHIC OMITTED]

[GRAPHIC OMITTED]

DB Commodity Harvest USD TR Index
Certain Risks

                                                               [GRAPHIC OMITTED]

[]   THE DB COMMODITY HARVEST INDEX HAS LIMITED PERFORMANCE HISTORY: Publication
     of the Index began on December 17, 2007. Therefore, the Index has very limited performance history, and no actual investment which allowed a tracking of the performance of the Index was possible before that date.

[]   STRATEGY RISK: The DB Commodity Harvest Index reflects a strategy that takes a long position in the DB Commodity Booster Index and a short position in the S and P GSCI[tm] Light Energy Index. The value of the DB
     Commodity Harvest Index will be adversely affected if the DB Commodity
     Booster Index does not outperform the benchmark S and P GSCI[tm] Light
     Energy Index.

                                    page 26

BBG:
DBHVBUSF

DB Balanced Currency Harvest Index

Overview


Equity
Cash
Commodity
Rates
FX
α

- The Deutsche Bank Balanced Currency Harvest (USD-Funded) Index reflects the total return performance of a portfolio that systematically invests in a diversified basket of high-yielding currencies, funded by going short a diversified basket of low-yielding currencies, plus a money market performance linked to the Fed Funds rates
- The index methodology is designed to exploit a forward rate bias, (the tendency of currency forward rates to under-predict future spot prices) in a simple and transparent manner through systematic allocation rules
- The Index methodology is implemented by ranking a currency pool of G10 and Emerging Market currencies by their 3-month Libor rates (sourced from reliable and transparent third party fixing pages) and investing in the 3-month forward contracts by offsetting equal amounts of high-yielding currencies with low-yielding currencies
  - Long Exposure: Two highest yielding G10 currencies plus 3 next highest yielding currencies from the Balanced Currency Pool
  - Short Exposure: Two lowest yielding G10 currencies plus 3 next lowest yielding currencies from the Balanced Currency Pool
- A roll-window feature is built into the index to enhance returns. The index is rebalanced quarterly.

Balanced Currency Pool	
G10	Emerging Markets
Australia	Brazil
Canada	Czech Republic
Euro	Hungary
Japan	Mexico
New Zealand	Poland
Norway	Singapore
Sweden	South Africa
Switzerland	South Korea
UK	Taiwan
USA	Turkey

page 27

Deutsche Bank

BBG:
DBHVBUSF

DB Balanced Currency Harvest Index
Performance Analysis

Index Returns                            Annual Returns
[GRAPHIC OMITTED]                        [GRAPHIC OMITTED]

Performance Analysis
------------------------ --------------------
Performance Analysis
(Jan 99 through June 11) Currency Harvest USD
------------------------ --------------------
Annualised Returns                 12.9%
------------------------ --------------------
Volatility                         11.2%
------------------------ --------------------
Sharpe Ratio (2.85%)                0.90
------------------------ --------------------
Maximum Drawdown                  -28.0%
------------------------ --------------------
 Start Date                       Aug-08
------------------------ --------------------
 End Date                         Oct-08
------------------------ --------------------
Max Monthly Consec. Loss          -26.6%
------------------------ --------------------
 Start Date                       Aug-08
------------------------ --------------------
 End Date                         Feb-09
------------------------ --------------------
Max/Min Returns
------------------------ --------------------
 Rolling 12 Months          41.6%/-24.3%
------------------------ --------------------
 Rolling 3 Months           16.9%/-26.6%
------------------------ --------------------
Average Monthly Return              1.0%
------------------------ --------------------
% Months with Gains                70.3%
------------------------ --------------------

Monthly Returns Analysis
------------------------- ----- ----- ----- ----- ------ ----- ----- -----
        2001  2002  2003  2004  2005  2006  2007  2008   2009  2010  2011
------- ----- ----- ----- ----- ----- ----- ----- ------ ----- ----- -----
Jan      2.9%  2.6%  2.4%  1.7%  2.3%  0.4%  1.9% -2.1%  -0.8% -1.9% -0.3%
------- ----- ----- ----- ----- ----- ----- ----- ------ ----- ----- -----
Feb     -6.6%  1.0%  2.2%  3.5%  2.2%  2.7%  0.7% -0.6%   3.2% -0.1%  0.9%
------- ----- ----- ----- ----- ----- ----- ----- ------ ----- ----- -----
Mar      3.2%  3.5% -1.4% -0.2% -0.4% -3.5%  2.6% -4.5%   3.7%  2.3%  2.5%
------- ----- ----- ----- ----- ----- ----- ----- ------ ----- ----- -----
Apr      2.9%  1.6%  9.4% -2.0%  2.2% -0.2%  3.2%  6.4%   3.4%  2.7%  2.0%
------- ----- ----- ----- ----- ----- ----- ----- ------ ----- ----- -----
May      2.4%  1.0%  1.0% -1.6%  4.2% -6.5%  3.3%  2.9%   2.3% -3.7% -1.9%
------- ----- ----- ----- ----- ----- ----- ----- ------ ----- ----- -----
Jun      2.1% -5.3%  4.5%  0.8%  2.9%  2.0%  3.2% -0.2%   3.2% -1.9%  0.2%
------- ----- ----- ----- ----- ----- ----- ----- ------ ----- ----- -----
Jul     -2.8% -2.6%  0.1%  2.9%  0.6%  4.2% -0.1%  4.1%   2.6%  3.6%
------- ----- ----- ----- ----- ----- ----- ----- ------ ----- ----- -----
Aug      0.2%  3.3%  1.4%  1.3% -0.5%  3.5% -3.6% -1.8%   0.9% -2.3%
------- ----- ----- ----- ----- ----- ----- ----- ------ ----- ----- -----
Sep     -3.0%  0.4%  1.8%  2.4%  4.6% -0.5%  5.1% -7.3%   1.6%  4.0%
------- ----- ----- ----- ----- ----- ----- ----- ------ ----- ----- -----
Oct      3.6%  3.0%  1.9%  0.5%  1.9%  3.6%  3.6%-13.4%   1.2%  0.4%
------- ----- ----- ----- ----- ----- ----- ------------ ----- ----- -----
Nov      5.7%  6.1%  2.4%  2.4%  2.8% -1.2% -3.5% -2.4%  -1.6% -0.9%
------- ----- ----- ----- ----- ----- ----- ----- ------ ----- ----- -----
Dec      4.7%  3.2%  2.5%  1.8% -2.5%  3.7%  1.5% -3.9%   2.3% -0.1%
------- ----- ----- ----- ----- ----- ----- ----- ------ ----- ----- -----
Ann Rtn 15.6% 18.7% 31.8% 14.0% 22.0%  7.7%  18.9%-21.9% 24.2%  1.8%  3.3%
------- ----- ----- ----- ----- ----- ----- ------------ ----- ----- -----

Source: Deutsche Bank, Standard and Poor's, Bloomberg. All returns are simulated prior to October 2005. Past performance is no guarantee of future results.
Data: 21 January 1999 to 30 June 2011.

                                    page 28

                                                               [GRAPHIC OMITTED]

[GRAPHIC OMITTED]

DB Balanced Currency Harvest Index
Certain Risks

                                                               [GRAPHIC OMITTED]

[]   THE DB BALANCED CURRENCY HARVEST INDEX HAS LIMITED PERFORMANCE HISTORY:
     Publication of the Index began on October 19, 2005. Therefore, the Index has very limited performance history, and no actual investment which allowed a tracking of the performance of the Index was possible before that date.

[]   STRATEGY RISK: The strategy reflected in the DB Currency Harvest Index takes the view that by taking long positions in high yielding currencies and short positions in low yielding currencies, an investor's gain from interest rate differentials in the high yielding jurisdictions will exceed any potential losses from currency rate risk. The Index Sponsor provides no assurance that this expectation is or will remain valid. Various market factors and circumstances at any time and over any period could cause and have in the past caused investors to become more risk averse to high yielding currencies. Such risk aversion is greater with respect to the non-G10 currencies, which may be volatile and subject to large fluctuations, devaluations, exchange controls and inconvertibility.

[]   GAINS IN COMPONENTS OF THE DB CURRENCY HARVEST INDEX MAY BE OFFSET BY
     LOSSES IN OTHER INDEX COMPONENTS: The DB Currency Harvest Index is composed of multiple currency positions. Any gain in one position may be offset by a loss in another position.

[]   CURRENCY MARKETS MAY BE HIGHLY VOLATILE: Currency markets may be highly volatile, particularly in relation to emerging or developing nations'
     currencies and, in certain market conditions, also in relation to developed nations' currencies.

     The DB Currency Harvest Index components may include emerging market countries that are more exposed to the risk of swift political change and economic downturns than their industrialized counterparts. Political or economic instability is likely to have an adverse effect on the performance of the DB Currency Harvest Index.

                                    page 29

BBG:
DBSMARTD

DB SMART USD Index

Overview

[]   The DB SMART Index seeks to capture returns generated by changes in the slope of the USD yield curve

[]   The index methodology implements dynamic long or short "steepener"
     positions in order to benefit from relative changes in short-term and long-term interest rates

     []   A steepener is constructed with long/short forward starting interest rate swaps, duration-weighted to remain neutral to small parallel shifts in the yield curve

          --   Long steepener: 1mo forward 2yr Swap (fixed rate receiver) + 1mo forward 10yr Swap (fixed rate payer)

          --   Short steepener: 1mo forward 2yr Swap (fixed rate payer) + 1mo forward 10yr Swap (fixed rate receiver)

[]   The rules-based methodology uses a 2-criteria process to determine the appropriate trading strategy to generate alpha based on recent changes in the USD yield curve or the relative value between short-term and long-term interest rates

     []   Criteria 1: Recent changes in the 3-month USD Libor rate measured by the percentage change month over month

     []   Criteria 2: The current slope of the USD yield curve measured by the
          "carry" of a 1-month forward starting steepener position (receiving
          2-year swap rate while paying 10-year swap rate)

[]   NOTE: DB SMART is included 5x levered and on a total return basis in Liquid
     Alpha

[GRAPHIC OMITTED]

Long Steepener When Yield Curve Steepens or Flattens/Inverts
[GRAPHIC OMITTED]

                                    page 30

                                                               [GRAPHIC OMITTED]

[GRAPHIC OMITTED]

BBG:
DBSMARTD

DB SMART USD Index
Performance Analysis (5x Total Return)

Index Returns               Annual Returns
[GRAPHIC OMITTED]           [GRAPHIC OMITTED]

Performance Analysis
------------------------ ------------------
Performance Analysis
(Jan 99 through June 11) db SMART 5x USD TR
------------------------ ------------------
Annualised Returns                  5.2%
------------------------ ------------------
Volatility                          2.9%
------------------------ ------------------
Sharpe Ratio (2.85%)                0.83
------------------------ ------------------
Maximum Drawdown                   -7.1%
------------------------ ------------------
 Start Date                       Mar-08
------------------------ ------------------
 End Date                         Dec-08
------------------------ ------------------
Max Monthly Consec. Loss           -3.8%
------------------------ ------------------
 Start Date                       Nov-08
------------------------ ------------------
 End Date                         Dec-08
------------------------ ------------------
Max/Min Returns
------------------------ ------------------
 Rolling 12 Months           14.7%/-3.8%
------------------------ ------------------
 Rolling 3 Months             5.6%/-4.4%
------------------------ ------------------
Average Monthly Return              0.4%
------------------------ ------------------
% Months with Gains                73.9%
------------------------ ------------------

Monthly Returns Analysis
------------------------- ----- ---- ----- ----- ----- ----- ----- -----
        2001  2002  2003  2004  2005 2006  2007  2008  2009  2010  2011
------- ----- ----- ----- ----- ---- ----- ----- ----- ----- ----- -----
Jan     -0.1%  0.4%  0.6% -0.3%  1.5% 0.3%  0.5%  1.2%  1.3% 0.7%   0.2%
------- ----- ----- ----- ----- ---- ----- ----- ----- ----- ----- -----
Feb      0.4%  0.0% -0.3%  0.5%  0.4% 0.9%  0.3%  1.6%  1.4% 0.2%  -0.1%
------- ----- ----- ----- ----- ---- ----- ----- ----- ----- ----- -----
Mar      2.0% -0.3%  1.0%  0.0%  0.4%-0.3%  0.0% -0.3% -0.3% 0.3%  -0.1%
------- ----- ----- ----- ----- ---- ----- ----- ----- ----- ----- -----
Apr      1.6%  0.4%  0.3%  0.0%  0.5%-0.4%  0.7% -1.8%  1.3%-0.2%   0.2%
------- ----- ----- ----- ----- ---- ----- ----- ----- ----- ----- -----
May      1.2%  0.4% -1.2%  0.0%  0.9% 0.8%  0.8%  0.1%  3.0% 0.5%  -0.4%
------- ----- ----- ----- ----- ---- ----- ----- ----- ----- ----- -----
Jun      0.6%  1.3%  0.8%  0.3%  0.7% 0.5% -0.5% -0.1% -0.3% 0.4%   0.4%
------- ----- ----- ----- ----- ---- ----- ----- ----- ----- ----- -----
Jul      0.9%  2.0%  3.0%  0.1%  0.3% 0.3%  0.0%  0.3%  0.5%-0.2%
------- ----- ----- ----- ----- ---- ----- ----- ----- ----- ----- -----
Aug      0.6% -0.9% -1.0%  0.2%  0.5% 0.8%  0.9% -0.1%  0.4%-0.6%
------- ----- ----- ----- ----- ---- ----- ----- ----- ----- ----- -----
Sep      2.1%  0.2% -0.3%  0.9%  0.5% 0.7% -0.5% -0.5% -0.4% 0.7%
------- ----- ----- ----- ----- ---- ----- ----- ----- ----- ----- -----
Oct      1.3%  1.4% -0.1%  0.2%  0.0% 0.6%  0.5%  1.3%  1.1% 1.1%
------- ----- ----- ----- ----- ---- ----- ----- ----- ----- ----- -----
Nov      0.7% -0.4% -0.6%  0.8%  0.5% 0.9%  0.6% -3.8%  0.1%-0.0%
------- ----- ----- ----- ----- ---- ----- ----- ----- ----- ----- -----
Dec      1.3%  0.8%  1.1%  0.8%  0.8% 0.4%  0.2%  0.4%  1.4%-0.6%
------- ----- ----- ----- ----- ---- ----- ----- ----- ----- ----- -----
Ann Rtn 13.2%  5.5%  3.3%  3.6%  7.1% 5.5%  3.4% -1.9% 10.0% 2.3%   0.2%
------- ----- ----- ----- ----- ---- ----- ----- ----- ----- ----- -----

Source: Deutsche Bank, Standard and Poor's, Bloomberg. All returns are simulated prior to January 2007. Past performance is no guarantee of future results.

Data: 21 January 1999 to 30 June 2011.

                                    page 31

[GRAPHIC OMITTED]

DB SMART USD Index
Certain Risks

                                                               [GRAPHIC OMITTED]

[]   THE DB SMART USD INDEX HAS LIMITED PERFORMANCE HISTORY: Publication of the
     Index began on July 15, 2007. Therefore, the Index has very limited actual performance history, and no actual investment which allowed a tracking of the performance of the Index was possible before that date.

[]   STRATEGY RISK: The DB SMART USD Index reflects an investment strategy that systematically selects steepening or flattening positions in relation to the USD yield curve based on signals of a rate cutting or rate hiking cycle or the implied positive or negative carry in those positions in order to capture returns generated by changes in the slope of the USD yield curve.
     If the slope of the USD yield curve does not behave in the manner indicated
     by the signals or remains flat or nearly flat for extended periods, the value of the DB SMART USD Index could be adversely affected.

[]   LEVERAGED EXPOSURE TO THE DB SMART USD INDEX: Positive or negative returns generated by the DB SMART USD Index are five times leveraged before being assigned a weighting in Liquid Alpha by the Optimized Asset Allocation
     Model. If the investment strategy reflected by the DB SMART USD Index does not generate positive results, the contribution of the DB SMART USD Index to Liquid Alpha will be the weighted, leveraged negative performance of the
     DB SMART USD Index.

                                    page 32

BBG:
DBMMFED1

DB Fed Funds Index
Overview

[]   The DB Fed Funds Total Return Index measures the accrual of a deposit invested at the inter-bank overnight interest rate (Fed Funds) . The deposit is compounded (reinvested) daily, with a 360-day year convention.
     Fed Funds refers to the rate published at the close of business in New
     York.

                                                               [GRAPHIC OMITTED]

                                    page 33

BBG:
DBMMFED1

DB Fed Funds Index
Performance Analysis

Index Returns                 Annual Returns
[GRAPHIC OMITTED]             [GRAPHIC OMITTED]

Performance Analysis
------------------------ ----------
Performance Analysis
(Jan 99 through June 11) FEDFUNDS
------------------------ ----------
Annualised Returns            2.9%
------------------------ ----------
Volatility                    0.2%
------------------------ ----------
Sharpe Ratio (2.85%)              -
------------------------ ----------
Maximum Drawdown                  -
------------------------ ----------
 Start Date                       -
------------------------ ----------
 End Date                         -
------------------------ ----------
Max Monthly Consec. Loss          -
------------------------ ----------
 Start Date                       -
------------------------ ----------
 End Date                         -
------------------------ ----------
Max/Min Returns
------------------------ ----------
 Rolling 12 Months                -
------------------------ ----------
 Rolling 3 Months                 -
------------------------ ----------
Average Monthly Return        0.2%
------------------------ ----------
% Months with Gains         100.0%
------------------------ ----------

Monthly Returns Analysis
------------------------ ---- ---- ---- ---- ---- ---- ---- ----
        2001 2002 2003   2004 2005 2006 2007 2008 2009 2010 2011
------- ---- ---- ------ ---- ---- ---- ---- ---- ---- ---- ----
Jan     0.5% 0.1% 0.1%   0.1% 0.2% 0.4% 0.5% 0.3% 0.0% 0.0% 0.0%
------- ---- ---- ------ ---- ---- ---- ---- ---- ---- ---- ----
Feb     0.4% 0.1% 0.1%   0.1% 0.2% 0.3% 0.4% 0.2% 0.0% 0.0% 0.0%
------- ---- ---- ------ ---- ---- ---- ---- ---- ---- ---- ----
Mar     0.4% 0.1% 0.1%   0.1% 0.2% 0.4% 0.4% 0.2% 0.0% 0.0% 0.0%
------- ---- ---- ------ ---- ---- ---- ---- ---- ---- ---- ----
Apr     0.4% 0.2% 0.1%   0.1% 0.2% 0.4% 0.5% 0.2% 0.0% 0.0% 0.0%
------- ---- ---- ------ ---- ---- ---- ---- ---- ---- ---- ----
May     0.4% 0.2% 0.1%   0.1% 0.3% 0.5% 0.5% 0.2% 0.0% 0.0% 0.0%
------- ---- ---- ------ ---- ---- ---- ---- ---- ---- ---- ----
Jun     0.3% 0.1% 0.1%   0.1% 0.3% 0.4% 0.4% 0.2% 0.0% 0.0% 0.0%
------- ---- ---- ------ ---- ---- ---- ---- ---- ---- ---- ----
Jul     0.3% 0.2% 0.1%   0.1% 0.3% 0.5% 0.5% 0.2% 0.0% 0.0%
------- ---- ---- ------ ---- ---- ---- ---- ---- ---- ---- ----
Aug     0.3% 0.1% 0.1%   0.1% 0.3% 0.5% 0.4% 0.2% 0.0% 0.0%
------- ---- ---- ------ ---- ---- ---- ---- ---- ---- ---- ----
Sep     0.2% 0.2% 0.1%   0.1% 0.3% 0.4% 0.4% 0.2% 0.0% 0.0%
------- ---- ---- ------ ---- ---- ---- ---- ---- ---- ---- ----
Oct     0.2% 0.2% 0.1%   0.1% 0.3% 0.5% 0.4% 0.1% 0.0% 0.0%
------- ---- ---- ------ ---- ---- ---- ---- ---- ---- ---- ----
Nov     0.2% 0.1% 0.1%   0.2% 0.3% 0.4% 0.4% 0.0% 0.0% 0.0%
------- ---- ---- ------ ---- ---- ---- ---- ---- ---- ---- ----
Dec     0.2% 0.1% 0.1%   0.2% 0.3% 0.4% 0.4% 0.0% 0.0% 0.0%
------- ---- ---- ------ ---- ---- ---- ---- ---- ---- ---- ----
Ann Rtn 4.0% 1.7% 1.2%   1.4% 3.3% 5.1% 5.3% 2.0% 0.2% 0.2% 0.1%
------- ---- ---- ------ ---- ---- ---- ---- ---- ---- ---- ----

Source: Deutsche Bank, Standard and Poor's, Bloomberg. All returns are simulated prior to May 2007. Past performance is no guarantee of future results.
Data: 21 January 1999 to 30 June 2011.

                                    page 34

                                                               [GRAPHIC OMITTED]

Important Notes

Prospective investors should understand and discuss with their professional tax, legal, accounting and other advisors the effect of a transaction they may enter into. Before entering into any transaction you should take steps to ensure that you understand and have assessed with your financial advisor, or made an independent assessment of, the appropriateness of the transaction in the light of your own objectives and circumstances, including the possible risks and benefits of entering into such a transaction.

Structured notes are not suitable for all investors due to illiquidity, optionality, time to redemption, and payoff nature of the strategy.

We or our affiliates or persons associated with us or such affiliates
("Associated Persons") may: make a market in, trade in instruments economically related to, or have an investment banking or other relationship with one or more of the issuers of the component securities of the underlying index. We or our affiliates may: maintain a long or short position in securities referenced herein or in related futures or options; purchase, sell, or maintain inventory;
engage in any other transaction involving such securities; and earn brokerage or other compensation.

Any payout information, scenario analysis, and hypothetical calculations should in no case be construed as an indication of expected payout on an actual investment and/or expected behavior of an actual structured product.

Calculations of returns on the instruments may be linked to a referenced index or interest rate. As such, the investments may not be suitable for persons unfamiliar with such index or interest rate, or unwilling or unable to bear the risks associated with the transaction. Products denominated in a currency, other than the investor's home currency, will be subject to changes in exchange rates, which may have an adverse effect on the value, price or income return of the products. These products may not be readily realizable investments and are not traded on any regulated market. The securities referred to herein involve risk, which may include interest rate, index, currency, credit, political, liquidity, time value, commodity and market risk and are not suitable for all investors.

The past performance of an index, securities or other instruments does not guarantee or predict future performance. The distribution of this document and availability of these products and services in certain jurisdictions may be restricted by law.

Deutsche Bank does not provide accounting, tax or legal advice.

BEFORE ENTERING INTO ANY TRANSACTION YOU SHOULD TAKE STEPS TO ENSURE THAT YOU
UNDERSTAND AND HAVE MADE AN INDEPENDENT ASSESSMENT OF THE APPROPRIATENESS OF THE
TRANSACTION IN LIGHT OF YOUR OWN OBJECTIVES AND CIRCUMSTANCES, INCLUDING THE
POSSIBLE RISKS AND BENEFITS OF ENTERING INTO SUCH TRANSACTION. YOU SHOULD ALSO
CONSIDER MAKING SUCH INDEPENDENT INVESTIGATIONS AS YOU CONSIDER NECESSARY OR
APPROPRIATE FOR SUCH PURPOSE.

"Deutsche Bank" means Deutsche Bank AG and its affiliated companies, as the context requires. Deutsche Bank Private Wealth Management refers to Deutsche
Bank's wealth management activities for high-net-worth clients around the world.
Deutsche Bank Alex Brown is a division of Deutsche Bank Securities Inc.

Deutsche Bank AG has filed a registration statement (including a prospectus)
with the SEC for the offerings to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting
EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-311-4409.

Backtested, hypothetical or simulated performance results presented herein have inherent limitations. Unlike an actual performance record based on trading actual client portfolios, simulated results are achieved by means of the retroactive application of a backtested model itself designed with the benefit of hindsight. Taking into account historical events the backtesting of performance also differs from actual account performance because an actual investment strategy may be adjusted any time, for any reason, including a response to material, economic or market factors. The backtested performance includes hypothetical results that do not reflect the reinvestment of dividends and other earnings or the deduction of advisory fees, brokerage or other commissions, and any other expenses that a client would have paid or actually paid. No representation is made that any trading strategy or account will or is likely to achieve profits or losses similar to those shown. Alternative modeling techniques or assumptions might produce significantly different results and prove to be more appropriate. Past hypothetical backtest results are neither an indicator nor guarantee of future returns. Actual results will vary, perhaps materially, from the analysis.

Instruments relating to the indices discussed herein are not insured by the
Federal Deposit Insurance Corporation (FDIC) or any other US governmental agency. These instruments are not insured by any statutory scheme or governmental agency of the United Kingdom.

These investments typically involve a high degree of risk, are not readily transferable and typically will not be listed or traded on any exchange and are intended for sale only to investors who are capable of understanding and assuming the risks involved. The market value of any structured security may be affected by changes in economic, financial and political factors (including, but not limited to, spot and forward interest and exchange rates), time to maturity, market conditions and volatility and the equity prices and credit quality of any issuer or reference issuer.

Additional information may be available upon request. Any results shown do not reflect the impact of commission and/or fees, unless stated.

                                    page 35